Exhibit 10.7

CONSTRUCTION AGREEMENT

THIS AGREEMENT made and entered into on June 10, 2003, by and between TURN-KEY FINANCIAL BUILDERS, INC. (hereinafter referred to as CONTRACTOR) and CITIZENS NATIONAL BANK (hereinafter referred to as OWNER).

WITNESSETH:

That the CONTRACTOR, for the consideration hereinafter fully set out, hereby agrees with the OWNER as follows:

1.	That the CONTRACTOR shall furnish all the materials and perform all of the work in the manner and form as provided in the General Conditions of the Contract, Accepted Proposal and Drawings and Specifications.

2.	That the CONTRACTOR shall commence the work to be performed under this Agreement as soon as practicable after Contract has been signed and shall fully complete all work hereunder within as short a time as conditions affecting the work will permit.

3.	The OWNER hereby agrees to pay the CONTRACTOR for the faithful performance of this Agreement, subject to additional and deductions as provided for in the Specifications or Proposal, as follows:

The full sum of: Nine Hundred Forty Three Thousand Nine Hundred Sixty Four Dollars ($943,964).

4.	On or before the tenth of each calendar month, OWNER shall make partial payment to the CONTRACTOR on the basis of a properly prepared estimate of the work performed during the preceding calendar month by CONTRACTOR, less ten percent (10%) of the amount of such estimate, which is to be retained by OWNER until all work has been performed strictly in accordance with this Agreement and until such work has been accepted by OWNER.

5.	Upon the submission by CONTRACTOR of evidence satisfactory to OWNER that all payrolls, material bills, and other costs incurred by CONTRACTOR in connection with the construction of the wok having been paid in full, final payment on account of this Agreement shall be made within ten (10) days after the completion by CONTRACTOR of all work covered by the Agreement and the acceptance of such work by OWNER.

6.	CONTRACTOR shall furnish all labor, tools, materials, equipment, transportation, insurance, and incidental items that are required to do all the work that is called for in the plans and specifications, and Form of Proposal.

7.	All Change Orders for work not covered in the original plans and specifications will be performed at cost plus 15% profit and overhead.

Citizens National Bank

Construction Agreement

Page Two

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and date first above written in duplicate originals, each of which shall be deemed on original contract.

ATTEST:	TURN-KEY FINANCIAL BUILDERS, INC.

June 20, 2003 DATE	BY:	/s/ Robert L. Rowland
Robert L. Rowland, President

August 20, 2003 DATE	BY:	/s/ Douglas A. Chesson
Douglas A. Chesson
President – Citizens National Bank